                                                                    Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation  by reference in  Registration  Statements  No.
33-54479  and No.  333-101903  on Form S-8 of our reports  dated March 14, 2006,
(which  includes an explanatory  paragraph  regarding the ability of MAXXAM Inc.
and  subsidiaries  to realize their timber  related  assets and discharge  their timber related liabilities in the normal course of business and to continue as a going  concern)  relating to the financial  statements  and financial  statement schedules  of MAXXAM  Inc.,  and  management's  report on the  effectiveness  of internal control over financial reporting appearing in the Annual Report on Form
10-K of MAXXAM Inc. for the year ended December 31, 2005.

Houston, Texas
March 14, 2006